Exhibit 99.2

China Agritech, Inc. Appoints New VP of Finance

BEIJING, Nov. 19, 2010 /PRNewswire-Asia-FirstCall/ -- China Agritech, Inc. (Nasdaq: CAGC) ("China Agritech", or the "Company"), a leading organic compound fertilizer manufacturer and distributor in China, today announced the appointment of Ms. Choco Tan as VP of Finance, effective immediately. Ms. Linda Dai, who previously served as VP of Finance, will head the internal auditing department going forward.

Ms. Tan brings six years of Big Four CPA experience across various accounting standards in China and Malaysia, having served at PricewaterhouseCoopers ("PWC"), Ernst & Young Hua Ming in Beijing, China, and Deloitte in Penang, Malaysia. Her primary responsibilities included assurance and advisory services where she conducted auditing for clients in various industries such as agriculture, coal mining, food processing, logistics, and publications. Ms. Tan led several IPO projects performing statutory auditing of clients' financial accounts with China GAAP, Hong Kong GAAP, US GAAP and IFRS accounting standards. Ms. Tan also has two years of financial controller experience at T.A.E. Engineering Works Sdn. Bhd., a medium-sized Malaysian company, where she established and implemented a comprehensive internal control system for the company.

Ms. Tan is a Chartered Accountant (C.A.) of the Malaysia Institute of Accountant ("MIA"). She received her Bachelor of Accountancy at the Northern University of Malaysia. Ms. Tan speaks English, Mandarin Chinese and Malay.

Mr. Yu Chang, Chairman and Chief Executive Officer of China Agritech, commented, "We believe Ms. Tan is the right candidate to serve as VP of Finance with her Big Four accounting background, experience as a financial controller, and her ability to manage and work with teams. We are very pleased that an individual with Ms. Tan's expertise, professional integrity and commitment to teamwork is joining China Agritech. In addition to our recent engagement of Ernst & Young as our new auditor, Ms. Tan will contribute to enhancing our financial controls and reporting standards to accommodate our continuing business growth in China."

About China Agritech, Inc.

China Agritech, Inc. is engaged in the development, manufacture and distribution of liquid and granular organic compound fertilizers and related products in China. The Company has developed proprietary formulas that provide a continuous supply of high-quality agricultural products while maintaining soil fertility. The Company sells its products to farmers located in 28 provinces of China. For more information, please visit http://www.chinaagritechinc.com.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions, future operating results of the Company, capital expenditures, expansion and growth opportunities, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the SEC. Except as required by law, China Agritech is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

For more information, please contact:

Mr. Gareth Tang
Chief Financial Officer
China Agritech, Inc.
gareth@chinaagritech.com

Mr. Shiwei Yin/Kevin Theiss
Investor Relations
Grayling
+1-646-284-9474
shiwei.yin@grayling.com
kevin.theiss@grayling.com

SOURCE China Agritech, Inc.